UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 16, 2008

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

Registrant’s telephone number, including area code: (407) 367-0944

Registrant’s facsimile number, including area code: (407) 367-0950

Registrant’s Website address: www.paincareholdings.com

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On April 16, 2008, PainCare Holdings, Inc. (the “Company”) and an accredited investor (the “Investor”) closed the private placement of a Convertible Debenture in the principal amount of $50,000. The Convertible Debenture has a term of one year and is convertible at the holders option into shares of the Company’s common stock at the rate of one share of common stock for each $0.05 of Convertible Debt converted. The Convertible Debenture bears interest at the rate of 12% per year. The obligations of the Company under the Convertible Debenture are secured by a security interest in certain assets of the Company and its subsidiaries. The Convertible Debenture was issued to the Investor without registration under the Securities Act of 1933 based upon exemptions from registration provided under Section 4(2) of the Act and Regulation D promulgated thereunder. The issuances did not involve any public offering, and no general solicitation or general advertising was used in connection with the offering.

As a result of the issuance of the Convertible Debenture, the conversion rate of certain convertible securities of the Company held by the Investor and another accredited investor has ratcheted down to $0.05 pursuant to terms thereof.

Item 3.01	Notice of Delisting and Failure to Satisfy a Continuing Listing of all our Standards; Transfer of Listing.

On April 18, 2008, the Company received a notice from the American Stock Exchange (the “AMEX”), the national security exchange that maintains the principal listing for the Company’s common stock, citing a failure to satisfy certain of the AMEX continuing listing standards. The notice relates to the failure of the Company to timely file its annual report on Form 10-K for the fiscal year ended December 31, 2007, with the Securities and Exchange Commission as required by Sections 134 and 1101 of the AMEX company guide (the “Company Guide”). Also on April 18, 2008, based on its review of the preliminary financial information reported in a Company press release issued on April 16, 2008, the AMEX notified the Company that the Company is not in compliance with Section 1003(a)(i) of the Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years; Section 1003(a)(ii) of the Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years; Section 1003(a)(iii) of the Company Guide with stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years; and Section 1003(a)(iv) of the Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the AMEX, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company anticipates submitting a plan by May 2, 2008 advising the AMEX of action it has taken, or will take, that will bring the Company back into compliance with Sections 134, 1101 and 1003(a)(iv) of the Company Guide no later than July 17, 2008; and an additional plan by May 19, 2008 addressing how it intends to regain compliance with Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide no later than October 19, 2009. In the event the Company fails to submit these plans, or submits plans that are not accepted by the AMEX, the Company will be subject to delisting proceedings. Furthermore, if the plans are accepted, but the Company is not in compliance with the noted Sections of the Company Guide by July 17, 2008 and/or October 19, 2008, as required, the AMEX will initiate delisting proceeds, as appropriate.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued April 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated April 22, 2008	PAINCARE HOLDINGS, INC.

	By:	Mark Szporka
Mark Szporka
Chief Financial Officer